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                                 EXHIBIT 10.30

Limited Recourse Promissory Note dated July 31, 1996, in the original principal amount of $1,187,500.00 executed by Douglas H. Miller, payable to the Company.
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                        LIMITED RECOURSE PROMISSORY NOTE

$1,187,500.00                                                   July 31, 1996


     For value received, the undersigned, Douglas H. Miller ("Maker"), promises and agrees to pay, in the manner hereinafter provided, to the order of Coda Energy, Inc., a Delaware corporation ("Payee"), at 5735 Pineland Drive, Suite 300, Dallas, Texas 75231 or at such other place as Payee may specify by notice to Maker, in lawful money of the United States of America, the principal sum of ONE MILLION ONE HUNDRED EIGHTY-SEVEN THOUSAND FIVE HUNDRED DOLLARS ($1,187,500), together with interest on the unpaid principal balance from time to time outstanding hereunder from the date hereof to maturity at a rate of 6.74% per annum.

     Interest on this Promissory Note shall accrue at the rate specified above (compounded annually) and shall be payable from time to time when Payee, as employer of Maker, pays to Maker any cash bonus in addition to Maker's base salary. The amount of such payment shall be equal to the amount of such cash bonus less (i) the amount of income taxes payable by Maker on such bonus (which shall be deemed to be the product of the highest marginal rate (expressed as a fraction) applicable to individuals on the date such bonus is paid under the Internal Revenue Code of the United States, as amended from time to time, multiplied by the amount of such bonus), and (ii) other amounts legally required to be withheld by Payee from such bonus; provided that in no event shall the amount of such payment exceed the outstanding accrued interest as of the date the bonus is paid. The unpaid principal amount of this Promissory Note, together with all accrued and unpaid interest, is payable in full on February 16, 2001 (the "Maturity Date").

     This Promissory Note may be prepaid at any time, in whole or in part, without penalty or premium.

     Maker may acquire certain common stock, par value $.01 per share, of Payee in accordance with the Stockholders Agreement (as hereinafter defined) upon a Trigger Event (as defined in the Stockholders Agreement). Upon any transfer, assignment, sale, or other disposition of any of such shares of common stock (other than a transfer under Section 4.2(b) or the second and third sentences of Sections 4.3(c) and 4.3(d) of the Stockholders Agreement dated as of October 30, 1995, among Maker, Coda Acquisition, Inc., and certain other stockholders of Payee (the "Stockholders Agreement")), all proceeds of such transfer, assignment, sale, or disposition shall be paid to Payee as a mandatory prepayment on this Promissory Note, and, if Maker sells all or the remaining portion of such shares held by Maker, the entire outstanding principal amount of this Promissory Note, together with all accrued and unpaid interest, shall be immediately and mandatorily payable in full. If Payee is the transferee of such common stock in accordance with the Stockholders Agreement, the purchase price payable by Payee for such common stock will be credited against accrued and unpaid interest and outstanding principal under this Promissory Note.

     Each payment made on this Promissory Note will be credited first to payment of accrued interest and then to reduction of principal.
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     If any payment due hereunder is not received by the due date specified above, the owner and holder of this Promissory Note shall provide written notice of such nonpayment to Maker by personal delivery, overnight courier, telegram or telecopy, which shall be addressed, or sent, to the address or telecopy number as provided on Schedule 1 hereto (or such other address or telecopy number as Maker may specify in writing). All notices shall be deemed effective, delivered and received (a) if given by personal delivery, when such notice is actually received at the address specified on Schedule 1 hereto; (b) if given by telecopy, when such telecopy is transmitted to the telecopy number specified above and receipt thereof is confirmed; (c) if given by overnight courier, on the business day immediately following the day on which such notice is delivered to a reputable overnight courier service; or (d) if given by telegram, when such notice is actually received at the address specified on Schedule 1 hereto. If the payment is not received by the owner and holder of this Promissory Note by the end of the tenth business day following receipt of the notice, the owner and holder of this Promissory Note may, without any further notice or demand (both of which are expressly waived by Maker), declare the Promissory Note to be in default and declare the entire unpaid principal balance hereof and accrued interest at once due and payable.

     Except as otherwise provided herein, Maker and any and each co-maker, guarantor, accommodation party, endorser or other person liable for the payment or collection of this Promissory Note expressly waive demand and presentment for payment, notice of nonpayment, notice of intent to accelerate, notice of acceleration, protest, notice of protest, notice of dishonor, bringing of suit, and diligence in taking any action to collect amounts called for hereunder and in the handling of property at any time existing as security in connection herewith, and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder or in connection with any lien at any time had or existing as security for any amount called for hereunder.

     In the event default is made in the prompt payment of this Promissory Note when due or declared due, and the same is placed in the hands of an attorney for collection, or suit is brought on same, or the same is collected through probate, bankruptcy or other judicial proceedings, then Maker agrees and promises to pay, in addition to the principal and interest then owing, all costs of collection, including reasonable attorney's fees.

     This is a limited recourse promissory note. Payee shall not be permitted to make demand upon Maker for the payment of any amounts due under this Promissory Note or file any claim or petition or otherwise institute any proceeding against Maker for the collection of any amounts due and owing under this Promissory Note (whether for the payment of interest or principal or costs of collection and attorney's fees) until Payee shall have exhausted all remedies available to it with respect to all collateral securing this Promissory Note pursuant to any security agreement or otherwise, including the sale or disposition of all such collateral and the application of the proceeds thereof to amounts due and owing under this Promissory Note. In no event shall Maker's liability under this Promissory Note for any deficiency due and owing on this Promissory Note (whether for the payment of interest or principal or costs of collection and attorney's fees) after the sale and disposition of all collateral securing this Promissory Note (pursuant to any such security agreement or otherwise) exceed thirty-five percent (35%) of the original principal balance of this Promissory Note.

     It is the intention of Maker and Payee to conform strictly to usury laws applicable to Payee. Accordingly, if the transactions contemplated hereby would be usurious under applicable state or federal law, then, notwithstanding anything to the contrary in this Promissory Note or in any other agreement entered into in connection with or as security for the obligations of Maker under this Promissory Note or under any such agreement (the "Obligations"), it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to Payee that is contracted for, taken,
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reserved, charged or received under the Obligations, this Promissory Note or under any of such other agreements or otherwise in connection with the Obligations shall under no circumstances exceed the maximum amount allowed by such applicable law, (ii) in the event that the maturity of the Obligations is accelerated for any reason, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to Payee may never include more than such maximum amount, and (iii) excess interest, if any, provided for in this Promissory Note or otherwise shall be canceled automatically and, if theretofore paid, shall be credited by Payee on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by Payee to Maker). The right to accelerate the maturity of the Obligations does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and Payee does not intend to collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to Payee for the use, forbearance or detention of sums included in the initial Obligations shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of the Obligations until payment in full so that the rate or amount of interest on account of the initial Obligations does not exceed the applicable usury ceiling, if any. To the extent that Article 5069-1.04 of the Texas Revised Civil Statutes is relevant to Payee for the purpose of determining the maximum rate of nonusurious interest allowed from time to time by applicable law, Payee hereby elects to determine the applicable rate ceiling under such Article by the indicated (weekly) rate ceiling from time to time in effect, subject to Payee's right subsequently to change such method in accordance with applicable law.

     This Promissory Note shall inure to the benefit of the successors, personal representatives, and assigns of Payee and shall be binding upon the successors, personal representatives, and assigns of Maker.

     THE TERMS OF THIS PROMISSORY NOTE SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE PROVISIONS OF THE LAWS OF THE STATE OF TEXAS.

     Any and all claims, demands, causes of action, disputes, controversies and other matters in question arising out of or relating to this Promissory Note, the alleged breach thereof, or in any way relating to the subject matter of this Promissory Note ("Claims"), even though some or all of such Claims allegedly are extracontractual in nature, whether such Claims sound in contract, tort or otherwise, at law or in equity, under state or federal law, whether provided by statute or the common law, for damages or any other relief, shall be resolved and decided exclusively by binding arbitration pursuant to the Federal Arbitration Act in accordance with the Commercial Arbitration Rules then in effect with the American Arbitration Association. The arbitration proceeding shall be conducted in Dallas, Texas. The arbitration shall be before a panel of three arbitrators. Each party to such dispute shall select one arbitrator, with all Management Investors (as defined in the Stockholders Agreement) party to the dispute considered to be one party, and the two arbitrators selected by the parties shall select the third arbitrator. The arbitrators are authorized to issue subpoenas for depositions and other discovery mechanisms, as well as trial subpoenas, in accordance with the Federal Rules of Civil Procedure. Either party may initiate a proceeding in the appropriate United States District Court to enforce this provision. This agreement to arbitrate shall be enforceable in either federal or state court. Judgment upon any award rendered in any such arbitration proceeding may be entered by any federal or state court having jurisdiction. The enforcement of this agreement to arbitrate and all procedural aspects of this agreement to arbitrate, including the construction and interpretation of this agreement to arbitrate, the scope of the arbitrable issues, allegations of waiver, delay or defenses to arbitrability, and the rules governing the conduct of the arbitration, shall be governed by and construed pursuant to the Federal Arbitration Act. The arbitrators shall have no authority to award punitive (including, without limitation, any exemplary damages, treble damages or any other penalty or punitive type of damages), consequential, incidental or indirect damages
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(in tort, contract or otherwise) under any circumstances that exceed, with respect to any Claim (regardless of the number of Persons asserting such Claim or the number of Persons against whom such Claim is asserted) the lesser of (i) the amount equal to the amount of actual damages awarded, if any and (ii) $500,000, regardless of whether such damages in excess of such amount may be available under applicable law or otherwise, the parties hereto hereby waiving their right, if any, to recover such damages in excess of such amount in connection with any Claims. The arbitrators shall be entitled to award costs of the arbitration and attorney's fees as they deem appropriate.

     This Promissory Note has been executed and delivered as of the date first written above.


                                      \s\ Douglas H. Miller
                                      -----------------------------------------
                                      Douglas H. Miller
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                                   Schedule 1

Name, Address, Telephone and Fax No. of Maker
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Douglas H. Miller
7611 Glenshannon Circle
Dallas, Texas 75225
214-692-1800 (Office)
214-265-4777 (FAX)